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                                 Exhibit No. 11

                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                 YEAR ENDED
(In thousands)                                DECEMBER 31, 1994
                                           -----------------------
                                                         EARNINGS
                                            SHARES       PER SHARE
                                           --------     ----------
Weighted average shares outstanding         80,176          $2.16
                                            ======          =====

Primary

  Average shares outstanding                80,176
  Common stock equivalents                     452
                                            ------

                                            80,628          $2.15
                                            ======          =====

Fully Diluted

  Average shares outstanding                80,176
  Common stock equivalents                     602
                                            ------

                                            80,778          $2.14
                                            ======          =====




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